                         STARBAND LATIN AMERICA BUSINESS
                         -------------------------------

                              FINANCIAL STATEMENTS


                               AS OF JUNE 30, 2003


                            U.S. DOLLARS IN THOUSANDS




                                      INDEX




                                                                    PAGE
                                                                 ----------
REPORT OF INDEPENDENT AUDITORS                                       2

CONSOLIDATED BALANCE SHEET                                          3-4

CONSOLIDATED STATEMENT OF INCOME                                     5

CONSOLIDATED STATEMENT OF CASH FLOWS                               6 - 7

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS                         8 - 22







                 - - - - - - - - - - - - - - - - - - - - - - - -

[LOGO] ERNST & YOUNG



                         REPORT OF INDEPENDENT AUDITORS

                             TO THE SHAREHOLDERS OF

                               RSTAR CORPORATION
                               -----------------



       We have audited the accompanying balance sheet of the StarBand Latin America business (the "SLA Business") as defined by rStar Corporation's ("rStar") management in Note 1 to these financial statements as of June 30, 2003, and the related statements of income and cash flows for the year then ended. These financial statements are the responsibility of rStar's management. Our responsibility is to express an opinion on these financial statements based on our audit.


       We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.


       In our opinion, based on our audit, the financial statements of the SLA Business as defined by rStar Corporation's management in Note 1, present fairly, in all material respects, the financial position of the SLA Business as of June 30, 2003, and the results of their operations and cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States.






Tel-Aviv, Israel                               KOST FORER & GABBAY
August 14, 2003                          A Member of Ernst & Young Global


                                                                                                     STARBAND LATIN AMERICA BUSINESS


CONSOLIDATED BALANCE SHEET
------------------------------------------------------------------------------------------------------------------------------------
U.S. DOLLARS IN THOUSANDS

                                                                                                                      JUNE 30,
                                                                                                                        2003
                                                                                                                  ----------------
     ASSETS

CURRENT ASSETS:
   Cash and cash equivalents                                                                                        $      2,769
   Short-term restricted cash                                                                                              1,863
   Trade receivables, (net of allowance for doubtful accounts of $ 770)                                                   16,165
   Tax receivables                                                                                                         1,381
   Inventories                                                                                                             8,240
   Other accounts receivable and prepaid expenses                                                                          2,282
                                                                                                                  ----------------

 TOTAL current assets                                                                                                     32,700
                                                                                                                  ----------------

 LONG-TERM RESTRICTED CASH                                                                                                 2,702
                                                                                                                  ----------------

 LONG-TERM TRADE RECEIVABLES                                                                                              22,749
                                                                                                                  ----------------

 PROPERTY AND EQUIPMENT, NET                                                                                              14,380
                                                                                                                  ----------------

 OTHER LONG TERM RECEIVABLES                                                                                               2,203
                                                                                                                  ----------------

 TOTAL assets                                                                                                       $     74,734
                                                                                                                  ================


The accompanying notes are an integral part of the financial statements.


                                                                                                     STARBAND LATIN AMERICA BUSINESS

CONSOLIDATED BALANCE SHEET
------------------------------------------------------------------------------------------------------------------------------------
U.S. DOLLARS IN THOUSANDS

                                                                                                                       JUNE 30,
                                                                                                                         2003
                                                                                                                   ----------------
     LIABILITIES AND NET CONTIBUTION FROM SLA BUSINESS

 CURRENT LIABILITIES:
   Short-term bank credit                                                                                            $        330
   Short-term capital lease obligation                                                                                      1,448
   Trade payables                                                                                                           9,313
   Deferred revenues                                                                                                        1,865
   Accrued expenses                                                                                                         4,667
   Related parties                                                                                                         26,843
   Other account payables                                                                                                   1,761
                                                                                                                   ----------------

 TOTAL current liabilities                                                                                                 46,227
                                                                                                                   ----------------

 LONG-TERM LIABILITIES:
   Long-term deferred revenue                                                                                               1,879
   Long-term deferred taxes                                                                                                 1,278
   Long-term capital lease obligation                                                                                       2,657
   Other long-term liabilities                                                                                              1,628
                                                                                                                   ----------------

 TOTAL long-term liabilities                                                                                                7,442
                                                                                                                   ----------------

 COMMITMENTS AND CONTINGENCIES

 NET CONTRIBUTION FROM SLA BUSINESS                                                                                        21,065
                                                                                                                   ----------------

 TOTAL liabilities and net contribution from SLA Business                                                            $     74,734
                                                                                                                   ================

The accompanying notes are an integral part of the financial statements.


                                                                                                     STARBAND LATIN AMERICA BUSINESS

CONSOLIDATED STATEMENT OF INCOME
------------------------------------------------------------------------------------------------------------------------------------
U.S. DOLLARS IN THOUSANDS


                                                                                                                     YEAR ENDED
                                                                                                                      JUNE 30,
                                                                                                                        2003
                                                                                                                 -----------------

 Revenues:
   Products                                                                                                        $     22,349
   Services (*)                                                                                                          18,525
                                                                                                                 -----------------

 Total revenues                                                                                                          40,874
                                                                                                                 -----------------

 Cost of revenues:
   Products                                                                                                               8,233
   Services                                                                                                              18,617
   Write-off of inventories                                                                                                 972
                                                                                                                 -----------------

 Total cost of revenues                                                                                                  27,822
                                                                                                                 -----------------


 Gross profit                                                                                                            13,052
                                                                                                                 -----------------

 Selling, marketing, general and administrative expenses                                                                  6,986
                                                                                                                 -----------------

 Operating income                                                                                                         6,066
 Financial expenses, net                                                                                                    493
 Other income                                                                                                               (62)
                                                                                                                 -----------------

 Income before taxes on income                                                                                            5,635
 Taxes on income                                                                                                          2,487
                                                                                                                 -----------------

 Net income                                                                                                        $      3,148
                                                                                                                 =================

(*) Includes service revenues from related parties in the amount of $7,000 - see Note 1.

The accompanying notes are an integral part of the financial statements


                                                                                                     STARBAND LATIN AMERICA BUSINESS

CONSOLIDATED STATEMENT OF CASH FLOWS
------------------------------------------------------------------------------------------------------------------------------------
U.S. DOLLARS IN THOUSANDS

                                                                                                                     YEAR ENDED
                                                                                                                      JUNE 30,
                                                                                                                        2003
                                                                                                                  -----------------
 CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income                                                                                                       $      3,148
   Adjustments required to reconcile net income to net cash provided by operating activities:
     Depreciation                                                                                                          4,310
     Deferred income taxes, net                                                                                            1,743
     Increase in trade receivables                                                                                        (7,863)
     Increase in other accounts receivable and prepaid expenses (including long-term receivables)                         (7,145)
     Decrease in inventories                                                                                                 348
     Increase in trade payables                                                                                            2,494
     Increase in accrued expenses                                                                                          1,202
     Decrease in other accounts payable and other long-term liabilities                                                   (2,328)
     Increase in related parties                                                                                           8,076
                                                                                                                  -----------------

 Net cash provided by operating activities                                                                                 3,985
                                                                                                                  -----------------

 CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchase of property and equipment                                                                                     (3,849)
   Investment in short-term restricted cash                                                                                 (628)
   Proceeds from short-term restricted cash                                                                                  367
   Proceeds from long-term restricted cash                                                                                   625
                                                                                                                  -----------------

 Net cash used in investing activities                                                                                    (3,485)
                                                                                                                  -----------------

The accompanying notes are an integral part of the financial statements.


                                                                                                     STARBAND LATIN AMERICA BUSINESS

CONSOLIDATED STATEMENT OF CASH FLOWS
------------------------------------------------------------------------------------------------------------------------------------
U.S. DOLLARS IN THOUSANDS


                                                                                                                     YEAR ENDED
                                                                                                                      JUNE 30,
                                                                                                                        2003
                                                                                                                 ------------------
  CASH FLOWS FROM FINANCING ACTIVITIES:
    Net financing provided to SLA Business                                                                                3,040
    Short-term bank credit, net                                                                                            (220)
    Repayment of long-term loans                                                                                         (2,632)
    Repayment of capital lease                                                                                             (981)
                                                                                                                 ------------------

  Net cash used in financing activities                                                                                    (793)
                                                                                                                 ------------------

  Effect of exchange rate changes on cash                                                                                   (17)
                                                                                                                 ------------------

  Decrease in cash and cash equivalents                                                                                    (310)
  Cash and cash equivalents at the beginning of the year                                                                  3,079
                                                                                                                 ------------------

  Cash and cash equivalents at the end of the year                                                                 $      2,769
                                                                                                                 ==================

  Supplementary cash flows activities:

  (a) Cash paid during the year for:
          Interest                                                                                                 $        554
                                                                                                                 ==================

  (b) Non-cash transactions:
          Conversion of related party debt into equity                                                             $     12,248
                                                                                                                 ==================

The accompanying notes are an integral part of the consolidated financial statements.

                                                 STARBAND LATIN AMERICA BUSINESS

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 1:-      GENERAL

              DEFINITION OF SLA BUSINESS AND BASIS OF PRESENTATION

              The StarBand Latin America Business (the "SLA Business") has operated as a business of rStar Corporation ("rStar"), and has no separate legal status for the period presented. The accompanying financial statements have been prepared in accordance with the Fourth Amended and Restated Certificated of Incorporation of rStar ("Certificate of Incorporation"), which was adopted pursuant to the Amended Acquisition Agreement signed on December 31, 2002 (see
              Note 1 - The Acquisition).

              According to the Certificate of Incorporation of rStar, the SLA Business means the business of (a) implementing, operating and marketing broadband Internet access services and voice services to consumers and small office and home office subscribers in Latin America; (b) providing in Latin America a bundled product with direct-to-home television services using a single satellite dish; and (c) providing in Latin America such new technologies and products relating to the foregoing as Gilat Satellite Networks Ltd. ("Gilat") may in the future develop or make available to StarBand Communications Inc., which shall be offered to rStar upon commercially reasonable terms via a two-way satellite-based network, together with the related assets, licenses, rights, management, employees experience and know-how, in each case, as conducted by rStar either directly or through one or more direct or indirect subsidiaries, including, without limitation, StarBand Latin America (Holland) B.V. ("SLA").

              rStar's management has determined that the following operations are included in the SLA Business: (i) StarBand Latin America (Holland) B.V (ii) Gilat Colombia S.A. E.S.P (iii) Gilat To Home Peru S.A. (iv) Gilat To Home Brazil Holding Ltda. (v) Gilat To Home Brazil Ltda (vi) Gilat Florida Inc. and (vii) intercompany agreements to provide services in Latin America with Gilat or its subsidiaries. In addition, certain expenses were allocated from rStar to the SLA Business. See also Note 1 - Related parties transactions.

              As mentioned above, the statement of operations includes all revenues and expenses which are directly allocable to the SLA Business, as well as charges for shared facilities, functions and services used by the SLA Business, in accordance with Staff Accounting Bulletin No. 55, the amount charged for these share costs have been allocated based on either a direct cost pass-through or a percentage allocation based on factors such as sales, square footage and relative expenditure levels. These charges are believed by rStar management to be based on reasonable assumptions, however they may not necessarily be indicative of the expenses that would have been incurred had the SLA Business operated as a separate unaffiliated entity during these period.

              The SLA Business provides two-way, always-on, high-speed Internet access and telephony to residential and small office/ home office ('SOHO") customers in select countries in Latin America via satellite. The SLA Business service provides high-capacity, high-speed transmission of data, audio, telephony and video to consumers and SOHO subscribers. The SLA Business offers stand-alone Internet access as well as a bundled product including telephony services.

                                                 STARBAND LATIN AMERICA BUSINESS

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 1:-      GENERAL (CONT.)

              THE ACQUISITION

              On April 23, 2001, Gilat To Home Latin America (Holland) B.V, Gilat, the ultimate parent of Gilat To Home Latin America (Holland) B.V, and rStar entered into an acquisition agreement (the "Acquisition") relating to the acquisition of SLA by rStar. On December 31, 2001 the parties entered into a second amended and restated acquisition agreement. On August 2, 2002, the acquisition of SLA was completed and a closing agreement was filed by rStar with the Securities and Exchange Commission in the United States. In accordance with the closing agreement, Gilat To Home Latin America (Holland) B.V and Gilat were required to contribute subsidiaries and certain operations, assets and liabilities, to SLA, subject to certain modifications and subject to government approval in Brazil, Colombia and Peru. Certain of the assets and liabilities of the wholly owned subsidiaries transferred to SLA are to be remitted back to Gilat to reduce the related party debt when realized.

              In the event that SLA is unable to secure such approval by August 2, 2003 the agreement calls for the transfer of 100% of the parent company of the Colombia and Peru subsidiaries, Gilat-To-Home Latin America (Netherlands Antilles) N.V., to rStar, which is not subject to government approval. Until such time, the closing agreement calls for the transfer of the economic benefit of ownership of all of such subsidiaries to rStar.

              At the closing on August 2, 2002, rStar purchased from Gilat all of the outstanding stock of SLA in exchange for 43,108,448 shares of rStar common stock, bringing Gilat's holdings in rStar common stock from 65.6% to approximately 85%.

              As part of the second amended and restated acquisition agreement Gilat granted rStar's stockholders the right to receive a certain cash distribution from rStar (the "Special Distribution"). In accordance with the Agreement, in the event that the SLA Business, as defined, does not achieve certain net income targets agreed to by the parties during each of the one year periods ended June 30, 2003 and June 30, 2004, rStar stockholders of record as of June 30, 2003 or June 30, 2004 will be entitled to their pro rata share of a Special Distribution equal to either $ 2.5 million or $ 5.0 million in cash, depending upon SLA Business' net income. Specifically, (i) if the net income for the SLA Business for the period from July 1, 2002 through June 30, 2003 is less than or equal to $ 1.6 million, the Special Distribution shall be $ 5.0 million, (ii) if the net income for the SLA Business for the period from July 1, 2002 through June 30, 2003 is greater than $
              1.6 million and less than or equal to $ 2.5 million, the Special Distribution shall be $2.5 million, (iii) if the net income for the SLA Business for the period from July 1, 2002 through June 30, 2003 is greater than $ 2.5 million, the Special Distribution shall be zero, (iv) if the net income for the SLA Business for the period from July 1, 2003 through June 30, 2004 is less than or equal to $ 11.0 million, the Special Distribution shall be $ 5.0 million, (v) if the net income for the SLA Business for the period from July

                                                 STARBAND LATIN AMERICA BUSINESS

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

   NOTE 1:- GENERAL (CONT.)

              1, 2003 through June 30, 2004 is greater than $ 11.0 million and less than or equal to $ 16.5 million, the Special Distribution shall be $ 2.5 million, and (vi) if the net income for the SLA Business for the period from July 1, 2003 through June 30, 2004 is greater than $ 16.5 million, the Special Distribution shall be zero. Gilat guarantees the payment of the Special Distribution. As the consolidated net income for the year ended June 30, 2003, was approximately $3.1 million, no extraordinary items of gain or loss and no amortization of goodwill and other intangible assets existed, the Net Applicable Income for the year ended June 30, 2003 was above $ 2.5 million and no provision was needed for the first distribution. Notwithstanding, rStar has provided in its financial statements a $ 5 million provision for the second distribution as of December 31, 2002 as management's current assessment is that it is probable that the special distribution will be paid in 2004. However, if rStar is successful in growing its business and increasing its net income during 2003 and 2004, the special distribution may not need to be paid in part or at all.

              The Applicable Net Income used in connection with the Special Distribution as stated above is defined as follows:

              Consolidated net income (excluding extraordinary items of gain or loss and before the amortization of goodwill and other intangible assets) generated during the preceding 12-month period, by the SLA Business (as defined above), in each case: as determined in accordance with generally accepted accounting principles in the United States of America as in effect from time to time consistently applied.

              MASTER AGREEMENT

              On January 8, 2002, SLA, Gilat To Home Latin America (Holland) N.V., Gilat To Home Latin America, Inc. and Gilat entered into a Master Agreement pursuant to which rStar receives certain services and products from Gilat necessary to conduct its business in Latin America. The Master Agreement, among other things provides for pricing for Gilat's products and services at the lowest prices offered by Gilat.

              RELATED PARTIES TRANSACTIONS

              Intercompany agreements which has produced revenues for the year ended June 30, 2003 are comprised from the following:

              Representative agreement signed between Gilat affiliate and rStar on June 30, 2003, according to which Gilat compensates rStar for services supplied to Gilat affiliate which were required for Gilat to be awarded the bids to provide communication services to the government of Colombia. For the services received beginning in August 2002, Gilat has paid a commission equal to 3.5% of the gross proceeds of the bids. The total amount recognized for the year ended June 30, 2003 was $ 2.2 million.

              Representative agreement signed between Gilat affiliate and rStar on June 30, 2003, according to which Gilat compensates rStar for services supplied to Gilat affiliate which were required for Gilat to be awarded the bid to provide communication services to the government of Brazil. For the services received beginning in November 2002, Gilat has paid a commission equal to 3.5% of the gross proceeds of the bid. The total amount recognized for the year ended June 30, 2003 was $ 0.9 million.

                                                 STARBAND LATIN AMERICA BUSINESS

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 1:-      GENERAL (CONT.)

              Software license Agreement signed between Gilat affiliate and a subsidiary of rStar on June 30, 2003, according to which, the subsidiary of rStar sold two copies of licensed software to Gilat affiliate for subleasing to its Colombian subsidiaries. The total amount recognized for the year ended June 30, 2003 was $ 0.6 million.

              Engineering, Procurement and Construction Management Agreements
              (EPCM) signed between two Gilat's affiliates and a subsidiary of rStar on June 30, 2003, according to which rStar's subsidiary will provide Gilat affiliates Engineering, Procurement and Construction Management services relating to the implantation and operation of voice services for the execution of the projects in Colombia. The services were rendered since December 2002. The contracts are for a total of $ 4.7 million. The total amount recognized for the year ended June 30, 2003 was $ 3.4 million. The remaining $ 1.3 million will be recognized in the foreseeable future upon performance of the services.

              Settlement agreement and general release signed between a Gilat affiliate and rStar's subsidiary in May 2003, according to which Gilat reimbursed rStar's subsidiary for dispute, arose with regard to certain assets transferred by Gilat to rStar's subsidiary in the closing agreement which rStar;s subsidiary had incurred unexpected expenses. The total amount reimbursed for the year ended June 30, 2003 was $1.7 million.

              The Board of Directors of both Gilat Satellite Networks Ltd. and rStar Corporation approved the abovementioned transactions and determined that the transaction prices were according to fair market value and in the best interest of the respective companies.

              Related party debts are due to Gilat and various Gilat controlled entities. As of the closing of the acquisition, see Note 1, Gilat was not able to physically remove certain assets and liabilities, which were not part of the acquisition agreement, from subsidiaries prior to such subsidiaries being 100% transferred into StarBand. As such, SLA Business has recorded a related party debt equal to the net of assets and liabilities due back to Gilat. These amounts are expected to be eliminated either through payment with existing cash or upon collection of accounts receivables or liquidation of other assets which are due back to Gilat. Once the assets due back to Gilat have been exhausted as a method of financing the repayment of this related party debt.

              Gilat and its affiliates charged SLA Business for equipment, space segment, management services and related costs, during the year ended June 30, 2003 in the amounts of $6.5 million.

              MAJOR CUSTOMERS AND SUPPLIERS

              A significant portion of SLA Business' revenues comes from services provided to Gilat's subsidiaries in relation to a small number of contracts with foreign governments in Latin America. In addition, revenues from the government of Peru amounted to $14.1 million in the year ended June 30, 2003. These services, much like the contracts awarded to Gilat's subsidiaries are awarded on a bid-by-bid basis and, as such, are considered non-recurring. In addition, in June 2003, SLA Business signed a sales type lease contract with Star One S.A.(amendment of the master contract signed in March 2002), and recorded the related revenue in the amount of US$9,138 thousand. See Note 12 for details regarding major customers.

                                                 STARBAND LATIN AMERICA BUSINESS

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 2:-      SIGNIFICANT ACCOUNTING POLICIES

              The SLA Business depends on a limited number of suppliers, out of which the major one is Gilat, a related party, for the equipment sold and certain services. If such supplier fails to deliver the necessary equipment and services, SLA Business may be required to seek alternative sources of supply. A change in suppliers could result in installation delays, which could cause a possible loss of sales and, consequently, could adversely affect SLA Business' results of operations and cash position. See also Note 1 - Related parties transactions.
              .
              The financial statements have been prepared in accordance with generally accepted accounting principles in the United States ("US GAAP").

              USE OF ESTIMATES

              The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the statements and accompanying notes. Actual results could differ from those estimates.

              STOCK BASED COMPENSATION

              SLA Business' employees participate in stock compensation plans provided by rStar and Gilat. rStar and Gilat account for stock-based compensation in accordance with the provisions of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB No. 25") and FASB Interpretation No. 44, "Accounting for Certain Transactions Involving Stock Compensation" ("FIN No. 44") in accounting for its employee stock options. Under APB No. 25, when the exercise price of an employee's options equals or is higher than the market price of the underlying Common Stock on the date of grant, no compensation expense is recognized. RStar and Gilat granted stock options to StarBand Latin America Business' employees for a fix number of shares with an exercise price equal to the fair value of rStar and Gilat shares at the date of grant, and therefore no compensation expenses were recorded.

              FINANCIAL STATEMENTS IN U.S. DOLLARS

              The majority of the revenues of SLA Business are generated in U.S. dollars ("dollar"). In addition, a substantial portion of SLA Business' costs is incurred in dollars. SLA Business' management believes that the dollar is the primary currency of the economic environment in which SLA Business operates. Thus, the functional and reporting currency of SLA Business, is the dollar.

              Accordingly, monetary accounts maintained in currencies other than the dollar are remeasured into U.S. dollars in accordance with Statement of Financial Accounting Standard No. 52 "Foreign Currency Translation" ("SFAS No. 52"). All transaction gains and losses of the remeasurement of monetary balance sheet items are reflected in the statements of operations as financial income or expenses, as appropriate.

              The financial statements of a foreign subsidiary, whose functional currency is its local currency, have been translated into U.S. dollars. Assets and liabilities have been translated using the exchange rates in effect at the balance sheet date. Statements of operations amounts have been translated using the average exchange rate for the period. The resulting translation adjustments are reported as a component of net contribution from the business as income or (loss).

                                                 STARBAND LATIN AMERICA BUSINESS

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 2:-      SIGNIFICANT ACCOUNTING POLICIES (CONT)

              PRINCIPLES OF CONSOLIDATION

              The consolidated financial statements include the accounts of SLA Business and its wholly owned subsidiaries. Intercompany balances and transactions, including profits from inter-company sales not yet realized outside SLA Business, have been eliminated upon consolidation.

              CASH AND CASH EQUIVALENTS

              Cash equivalents are short-term highly liquid investments that are not restricted as to withdrawals or use with maturities of three months or less at the date acquired.

              SHORT-TERM RESTRICTED CASH

              Restricted cash is primarily invested in certificates of deposit, which mature within one year, linked to the U.S dollar, bear interest at rates of 1.5% - 4.5% and is used as collateral mainly for sale and lease back transactions.

              INVENTORIES

              Inventories are stated at the lower of cost or market value. Inventory write-offs are provided to cover risks arising from slow-moving items, technological obsolesce, excess inventories, discontinued products, and for market prices lower than cost. Inventory writes offs amounted to $972,000 in the year ended June 30, 2003.

              Cost is determined as follows:

              Finished products- using the average cost method with the addition of allocable indirect costs.

              LONG-TERM RESTRICTED CASH

              Restricted cash is primarily invested in certificates of deposit, which mature in more than one year, linked to the U.S dollar, bear interest at a rate of 4.5%, and used as collateral mainly for sale and lease back transactions.

              LONG-TERM TRADE RECEIVABLES

              Long-term receivables from extended payment agreements are recorded at estimated present values determined based on current rates of interest and reported at the net amounts in the accompanying financial statements. Imputed interest is recognized, using the effective interest method as a component of interest income in the accompanying statements.

                                                 STARBAND LATIN AMERICA BUSINESS

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 2:-      SIGNIFICANT ACCOUNTING POLICIES (CONT)

              PROPERTY AND EQUIPMENT

              Property and equipment are stated at cost, net of accumulated depreciation. Depreciation is calculated by the straight-line method over the estimated useful lives of the assets as follows:

                                                                Years
                                                          -----------------

               Network equipment                                  5
               Computer equipment and software                3 - 12.5
               Office furniture and equipment                  5 - 17

              SLA Business' long-lived assets are reviewed for impairment in accordance with Statement of Financial Accounting Standard No. 144 "Accounting for the Impairment or Disposal of Long- Lived Assets" ("SFAS No. 144") whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the future undiscounted cash flows expected to be generated by the assets. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of by sale are reported at the lower of the carrying amount or fair value less costs to sell. As of June 30, 2003, no impairment losses have been identified.

              REVENUE RECOGNITION

              SLA Business generates revenues mainly from sale and installation of satellite-based communication networks ("products") and services mainly from Internet access, telephony services on-line network monitoring network maintenance and repair services.

              Revenues from product sales are recognized in accordance with Staff Accounting Bulletin No. 101 "Revenue Recognition in Financial Statements" ("SAB No. 101"), when shipment has occurred, persuasive evidence of an arrangement exists, the vendor's fee is fixed or determinable, no further obligation remains and collectibility is probable. SLA Business does not grant rights of return.

              Service revenues are recognized ratably over the contractual period or as services are performed. Where arrangements involve multiple elements, revenue is allocated to each element based on the relative fair value of the element when sold separately.

              Arrangements that include installation services are evaluated to determine whether those services are an integral component of the equipment used. When installation services are considered integral, revenue from products and installation services are recognized only upon installation. When services are not considered integral, revenues from product sales are recognized upon shipment and the service revenue is recognized when the services are performed.

                                                 STARBAND LATIN AMERICA BUSINESS

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 2:-      SIGNIFICANT ACCOUNTING POLICIES (CONT)

              Revenues from products under sales-type-lease contracts are recognized in accordance with Statement of Financial Accounting Standard No. 13, "Accounting for Leases" ("SFAS No. 13") upon installation or upon shipment, in cases where the customer obtains its own or others installation services. The present values of payments due under sales-type-lease contracts are recorded as revenues at the time of shipment or installation, as appropriate. Future interest income is deferred and recognized over the related lease term as financial income. The net investments in sales-type-lease are discounted at the interest rates implicit in the leases.

              Deferred revenue includes unearned amounts received under service contracts, and amounts received from customers but not yet recognized as revenues. Income taxes

              INCOME TAXES

              SLA Business accounts for income taxes in accordance with Statement of Financial Accounting Standard No. 109, "Accounting for Income Taxes" ("SFAS No. 109"). This statement prescribes the use of the liability method whereby deferred tax assets and liability account balances are determined based on differences between financial reporting and tax basis of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. SLA Business provides a valuation allowance, if necessary, to reduce deferred tax assets to their estimated realizable value.

              Since StarBand Latin America operates as a business of rStar, its results have not been subject to taxation on a basis comparable to that applicable to an unaffiliated independent company. For financial reporting purposes, an income tax provision is provided.

              CONCENTRATIONS OF CREDIT RISKS

              Financial instruments that potentially subject SLA Business to concentrations of credit risk consist principally of cash and cash equivalents, short-term and long-term restricted cash, trade receivables and long-term trade receivables.

              Cash and cash equivalents and short-term and long-term restricted cash are invested mainly in U.S dollars deposits with major banks in Peru. Such deposits may be in excess of insured limits and are not insured in other jurisdictions. Management believes that the financial institutions that hold SLA Business' investments are financially sound and, accordingly, minimal credit risk exists with respect to these investments.

              The trade receivables and long-term trade receivables of SLA Business derive from sales and services provided to major customers located in Latin America, mainly pursuant to governmental contracts. SLA Business performs ongoing credit evaluations of its customers. An allowance for doubtful accounts is determined with respect to those amounts that SLA Business has determined to be doubtful of collection and a general allowance is provided to cover additional potential exposures. The balance due from the government of Peru is 60% of the total receivables including long term.

                                                 STARBAND LATIN AMERICA BUSINESS

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 2:-      SIGNIFICANT ACCOUNTING POLICIES (CONT.)

              SLA Business has no significant off-balance-sheet concentration of credit risk such as foreign exchange contracts, option contracts or other foreign currency hedging arrangements.

              FAIR VALUE OF FINANCIAL INSTRUMENTS

              SLA Business used the following methods and assumptions in estimating their fair value disclosures for financial instruments:

              The carrying amounts of cash and cash equivalents, short-term restricted cash, trade receivables, short term bank credit and trade payables approximate their fair value due to the short-term maturity of such instruments.

              The carrying amounts of SLA Business' long-term borrowing arrangements, long-term trade receivables and long-term restricted cash approximate their fair value. The fair value was estimated using discounted cash flow analyses, based on SLA Business' incremental borrowing rates for similar type of borrowing arrangements.

              RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS:

              In November 2002, the EITF reached a consensus on Issue 00-21, addressing how to account for arrangements that involve the delivery or performance of multiple products, services, and/or rights to use assets. Revenue arrangements with multiple deliverables are divided into separate units of accounting if the deliverables in the arrangement meet the following criteria: (1) the delivered item has value to the customer on a standalone basis; (2) there is objective and reliable evidence of the fair value of undelivered items; and (3) delivery of any undelivered item is probable. Arrangement consideration should be allocated among the separate units of accounting based on their relative fair values, with the amount allocated to the delivered item being limited to the amount that is not contingent on the delivery of additional items or meeting other specified performance conditions. The final consensus will be applicable to agreements entered into in fiscal periods beginning after June 15, 2003 with early adoption permitted. The provisions of this Consensus are not expected to have a significant effect on SLA Business' financial position or operating results.

              In April 2003, the FASB issued SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities." SFAS No. 149 amends and clarifies the accounting for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities under SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 149 is generally effective for contracts entered into or modified after June 30, 2003 and for hedging relationships designated after June 30, 2003.

              SLA Business does not expect the adoption of SFAS No. 149 to have a material impact on its results of operations or financial position.

                                                 STARBAND LATIN AMERICA BUSINESS

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 2:-      SIGNIFICANT ACCOUNTING POLICIES (CONT.)

              In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity." SFAS No. 150 requires that certain financial instruments, which under previous guidance were accounted for as equity, must now be accounted for as liabilities. The financial instruments affected include mandatory redeemable stock, certain financial instruments that require or may require the issuer to buy back some of its shares in exchange for cash or other assets and certain obligations that can be settled with shares of stock. SFAS No. 150 is effective for all financial instruments entered into or modified after May 31, 2003 and must be applied to SLA Business' existing financial instruments effective July 1, 2003, the beginning of the first fiscal period after June 15, 2003. The adoption of this statement is not expected to have a material effect on SLA Business' financial position, results of operation or cash flows.

NOTE 3:-      TAXES RECEIVABLES

              Taxes receivable consists primarily of recoverable value added taxes paid to local governments upon the acquisition and importation of equipment required for SLA Business' operations. Such taxes may be offset against future value added tax credits generated from revenues in the local countries. SLA Business regularly reviews the collectibility of such tax receivables and believes that they are stated at net realizable value.

NOTE 4:-      PROPERTY AND EQUIPMENT

              a. Composition of property and equipment, grouped by major classifications, is as follows:

                                                                JUNE 30,
                                                                  2003
                                                           ------------------

                      Cost:
                        Network equipment                   $      20,311
                        Computer equipment and software             1,747
                        Office furniture and equipment                374
                                                           ------------------
                                                                   22,432

                      Accumulated depreciation                      8,052
                                                           ------------------

                      Depreciated cost                      $      14,380
                                                           ==================

              b. Depreciation expenses totaled $ 4.3 million in year ended June 30, 2003.

NOTE 5:-      OTHER LONG TERM RECEIVABLES

                     Composition of other long-term receivables is as follows:

                                                                 JUNE 30
                                                                  2003
                                                           ------------------

                      Government authorities                $       2,178
                      Other                                            25
                                                           ------------------

                                                            $       2,203
                                                           ==================

                                                 STARBAND LATIN AMERICA BUSINESS

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 6:-      SHORT-TERM BANK CREDIT

              The following is classified by currency and interest rates:

                                       WEIGHTED AVERAGE
                                        INTEREST RATE
                                             FOR
                                       YEAR ENDED JUNE           JUNE 30,
                                           30, 2003                2003
                                      ------------------    ------------------
                                              %
                                      ------------------

               In dollars                     6%             $         183
               In pesos                      28%                       136
               In other currencies           26%                        11
                                                            ------------------

                                                             $         330
                                                            ==================

NOTE 7:-      CAPITAL LEASE OBLIGATION

              The following is a schedule of future minimum lease payments under capital leases as of June 30, 2003:

              Amounts in thousands


               July 2003 - June 2004                                 $   1,448
               July 2004 - June 2005                                     1,784
               July 2005 - June 2006                                     1,065
                                                                    ------------

               Minimum lease payments                                    4,297
               Less: Imputed interest at a rate of 5%                     (192)
                                                                    ------------

               Present value of minimum lease payments                   4,105
               Less: current portion of capital leases obligations      (1,448)
                                                                    ------------

               Long term portion of capital lease obligations        $   2,657
                                                                    ============


NOTE 8:-      OTHER LONG TERM LIABILITIES

              Other long-term liabilities are $1.6 million at June 30, 2003. These amounts consist principally of import duties payables, which will be paid over the next three years.

                                                 STARBAND LATIN AMERICA BUSINESS

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 9:- COMMITMENTS AND CONTINGENCES

              a.     Legal Claims

                     In the early part of 2002, a third party issued a letter to Gilat, claiming that it has rights to a portion of one of our subsidiaries based upon a document and certain partial payments made to the third party. The Company rejects the legal bases for such claims and intends to vigorously defend any action if brought by the third party, but does intend to seek a mutually acceptable resolution to this dispute.

              b.     Lease commitments:

                     SLA Business has no long-term lease commitments. rStar is currently using the Gilat's headquarters in Florida and is charged rent expense equitable to market rates. These expenses are allocated to SLA Business. Other space is leased on a month-to-month basis. Rent expense including allocation was approximately $ 299,000 for the years ended June 30, 2003.

              c.     Commitments with respect to space segment services:

                     SLA Business obtains space segment services under various operating lease agreements, which expire on December 31, 2006. The minimum payments under non-cancelable operating leases are as follows:

                     Future minimum payments for space segment services subsequent to June 30, 2003, are as follows:

                                                             U.S. DOLLARS
                                    YEAR                     IN THOUSANDS
                                                            ---------------

                            July 2003 - June 2004             $        532
                            July 2004 - June 2005                      388
                                                            ---------------

                                                              $        920
                                                            ===============

                     Space segment services expense totaled $ 524,000 in the year ended June 30, 2003.

                     In addition, SLA Business received space segment services from Gilat affiliates in the amount of $ 1.7 million in the year ended June 30, 2003.

              d.     Guarantees:

                     Guarantees are contingent commitments issued by Gilat to its customers (usually government entities) to guarantee the performance of the installation and operations of the network in sale transactions. The guarantee regarding installations will expire 70 days subsequent to the installation. The guarantee regarding operations will expire proportionally over the contract period. The maximum potential amount of future payments SLA Business could be required to make under its guarantees at June 30, 2003 is approximately $30.0 million.

                                                 STARBAND LATIN AMERICA BUSINESS

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 10:-     TAXES ON INCOME

              Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Groups' deferred tax assets are as follows:

              Significant components of SLA Business' subsidiaries deferred tax liability attributes are as follows:

                                                                   JUNE 30,
                                                                     2003
                                                               -----------------

               Provided with respect of the following:
                 Carryforward tax losses                        $        9,925
                 Time differences                                        1,242
                                                               -----------------

               Deferred tax assets before valuation allowance           11,167
               Valuation allowance                                     (12,801)
                                                               -----------------

               Net deferred tax assets                          $       (1,634)
                                                               =================

               Domestic                                         $            -
               Foreign                                                  (1,634)
                                                               -----------------

                                                                $       (1,634)
                                                               =================

              The SLA Business has tax loss carryforward in subsidiaries companies as follows totaling:

               AMOUNTS IN THOUSANDS                                JUNE 30,
                                                                     2003
                                                               -----------------

               United States                                    $           355
               Peru                                                      23,519
               Colombia                                                   3,480
                                                               -----------------

               Total                                            $        27,354
                                                               =================

              The main reconciling items between the statutory tax rate of SLA Business and the effective tax rate are the non-recognition of tax benefits from accumulated net operating losses carry-forward and other temporary differences among the various subsidiaries worldwide due to the uncertainty of the realization of such tax benefits.

              Taxes on income included in the statements of operations:

               AMOUNTS IN THOUSANDS

               Current tax expense                              $           495
               Deferred tax expense                                       1,992
                                                               -----------------

                                                                $        2,487
                                                               =================

                                                 STARBAND LATIN AMERICA BUSINESS

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 11:-     CUSTOMERS AND GEOGRAPHIC INFORMATION

              SLA Business operates in one business segment - the marketing and providing of services for very small aperture terminal ("VSAT") satellite earth stations. See Note 1 for a brief description of SLA Business. SLA Business has adopted SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information" ("SFAS No. 131").

              Following is a summary of revenues by geographic area. Revenues are attributed to geographic area, based on the location of the end customers, as follows:

                                                                YEAR ENDED
                                                                 JUNE 30,
                                                                   2003
                                                             ------------------
                                                              U.S. DOLLARS IN
                                                                 THOUSANDS
                                                             ------------------

               Peru                                            $     19,734
               Colombia                                               3,680
               Brazil                                                10,460
               Gilat and its affiliates                               7,000
                                                             ------------------

                                                               $     40,874
                                                             ==================


              Revenues from single customers, which exceed 10% of total revenues in the reported years, as a percentage of total revenue:

                                                                YEAR ENDED
                                                                  JUNE 30,
                                                                   2003
                                                             -----------------
                                                              U.S. DOLLARS IN
                                                                 THOUSANDS
                                                             -----------------

              Peru's government                              $         14,148
                                                             =================

              Star One S.A.                                  $         10,438
                                                             =================

                                                 STARBAND LATIN AMERICA BUSINESS

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 11:-     CUSTOMERS AND GEOGRAPHIC INFORMATION (CONT.)


              SLA Business' long-lived assets are located in the following countries:

                                                               YEAR ENDED
                                                                 JUNE 30,
                                                                   2003
                                                             -----------------
                                                              U.S. DOLLARS IN
                                                                 THOUSANDS
                                                             -----------------
              Peru
              Colombia                                         $      6,248
              Brazil                                                  3,361
              United States                                             204
                                                                      4,567
                                                             -----------------

              Total                                            $     14,380
                                                             =================






                                -----------------